U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)................................................. August 11, 2006

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32636 (Commission file number)	88-0224817 (I.R.S. Employer Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

(775)-829-1310
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 11, 2006, Christoph Henkel presented a letter of resignation to the Board of Directors of SulphCo, Inc. advising that he was resigning as a director, effective immediately. A copy of Mr. Henkel’s letter of resignation is included in this report as Exhibit 99.1.

On August 16, 2006, Mr. Edward E. Urquhart, was appointed as a director to replace Mr. Henkel. Mr. Urquhart will receive 50,000 restricted shares of SulphCo, Inc. Common Stock in consideration for agreeing to serve on the Board of Directors. Mr. Urquhart is the Chief Executive Officer of M’rkisches Werk Halver, GmbH (MHW), Halver, Germany, the world’s leading supplier of components and systems for large diesel and gas engines operating within the marine transportation, oil & gas distribution, stationary power generation, locomotive and cruise industries. MWH, under a Manufacturing Agreement signed with SulphCo entered into in May 2005, is one of SulphCo’s critical components suppliers, responsible for construction of SulphCo’s ultrasonic probe assemblies and reactors.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Letter dated August 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC. (Registrant)

Date: August 17, 2006	By:	/s/ Loren J. Kalmen

Loren J. Kalmen Chief Financial Officer